Exhibit 99.2

Maconomy

unaudited interim report for Q1 of 2010

Announcement no. 6/2010 Copenhagen, 28 April 2010

Maconomy A/S, interim report for Q1 2010

statement of comprehensive income 1 January to 31 March

(DKK ‘000)	Note	Q1 2010	Q1 2009

Revenue		56,667	52,091
Software development performed for own account, income		4,152	5,165
External project costs		3,190	3,945

Gross profit		57,629	53,311

Other external expenses	2	12,761	13,381
Employee expenses		42,406	40,745

Earnings before depreciation (EBITDA)		2,462	(815)

Depreciation and amortisation		2,308	2,331

Operating profit/(loss) (EBIT)		154	(3,146)

Financial income	3	1,816	1,754
Financial expenses	4	33	345

Profit/(loss) before income tax		1,937	(1,737)

Income tax expense		(178)	306

Profit/(loss) for the period		1,759	(1,431)

Other comprehensive income
Currency translation adjustments		584	529

Comprehensive income		2,343	(902)

Earnings per share
Earnings per share basic (EPS)		0.08	(0.05)
Earnings per share diluted (EPS-D)		0.10	(0.05)

Maconomy A/S, interim report for Q1 2010

balance at 31 march

(DKK ‘000)	31 March 2010	31 Dec 2009	31 March 2009
ASSETS

Intangible assets
Intellectual property rights	12,718	13,856	17,332
Software for internal use	870	788	586
Software development costs - in progress	29,844	28,297	16,692
Software development costs - completed	2,809	599	(1)

	46,241	43,540	34,609

Property, plant and equipment
Leasehold improvements	990	1,108	967
Hardware	2,207	1,924	2,172
Fixtures and operating equipment	1,277	1,137	1,544

	4,474	4,169	4,683

Financial assets
Deposits	5,064	4,959	4,668
Deferred income tax assets	15,727	15,601	5,556

	20,791	20,560	10,224

Total non-current assets	71,506	68,269	49,516

Receivables
Trade receivables	58,052	87,624	46,428
Contract work in progress	9,186	6,860	6,011
Other receivables	762	1,274	311
Prepaid expenses	5,189	2,885	5,846

	73,189	98,643	58,596

Securities	—	—	—

Cash	52,234	42,555	52,728

Total current assets	125,423	141,198	111,324

Total assets	196,929	209,467	160,840

Maconomy A/S, interim report for Q1 2010

balance at 31 march

(DKK ‘000)	31 March 2010	31 Dec 2009	31 March 2009
EQUITY AND LIABILITIES

Equity
Share capital	42,874	42,874	41,787
Share premium	62,121	62,121	292,339
Reserve for earn-out	5,000	6,000	7,000
Reserve for currency translation adjustments	(8,617)	(9,199)	(9,801)
Retained earnings	2,272	—	(255,689)

Total equity	103,650	101,796	75,636

Non-current liabilities
Non-current finance lease liabilities	398	451	601
Provisions	500	875	875

	898	1,326	1,476

Current liabilities
Current finance lease liabilities	203	198	186
Prepayments from customers	957	1,447	1,055
Trade payables	6,844	8,274	9,352
Income tax liabilities	378	425	381
Other payables	34,356	43,720	29,517
Deferred income	49,643	52,281	43,237

	92,381	106,345	83,728

Total liabilities	93,279	107,671	85,204

Total equity and liabilities	196,929	209,467	160,840

Maconomy A/S, interim report for Q1 2010

statement of changes in equity 1 january to 31 march

(DKK ‘000)	Share capital	Share premium	Reserve for earn-out	Reserve for currency transla- tion adj.	Retained earnings	Total equity
Balance at 1 January 2009	41,554	292,349	8,000	(10,330)	(255,591)	75,982

Changes in equity Q1 2009
Currency translation adjustments	—	—	—	529	—	529

Net gain/(loss) recognised directly in equity	—	—	—	529	—	529
Profit/(loss) for the period	—	—	—	—	(1,431)	(1,431)

Total comprehensive income	—	—	—	529	(1,431)	(902)
Expensed warrants	—	—	—	—	333	333
Proceeds from issue of shares	233	(10)	—	—	—	223
Warrants issued to third party	—	—	(1,000)	—	1,000	—

Balance at 31 March 2009	41,787	292,339	7,000	(9,801)	(255,689)	75,636

Balance at 1 April 2009	41,787	292,339	7,000	(9,801)	(255,689)	75,636

Changes in equity Q2 - Q4 2009
Currency translation adjustments	—	—	—	602	—	602

Net gain/(loss) recognised directly in equity	—	—	—	602	—	602
Profit/(loss) for the period	—	—	—	—	23,487	23,487

Total comprehensive income	—	—	—	602	23,487	24,089
Expensed warrants	—	—	—	—	1,410	1,410
Purchase of treasury shares	—	—	—	—	(396)	(396)
Proceeds from issue of shares	1,087	(30)	—	—	—	1,057
Warrants issued to third party	—	—	(1,000)	—	1,000	—
Transfer	—	(230,188)	—	—	230,188	—

Balance at 31 December 2009	42,874	62,121	6,000	(9,199)	—	101,796

Balance at 1 January 2010	42,874	62,121	6,000	(9,199)	—	101,796

Changes in equity Q1 2010
Currency translation adjustments	—	—	—	582	—	582

Net gain/(loss) recognised directly in equity	—	—	—	582	—	582
Profit/(loss) for the period	—	—	—	—	1,759	1,759

Total comprehensive income	—	—	—	582	1,759	2,341
Expensed warrants	—	—	—	—	513	513
Equity settled share based payment intellectual property rights	—	—	(1,000)	—	—	(1,000)

Balance at 31 March 2010	42,874	62,121	5,000	(8,617)	2,272	103,650

Maconomy A/S, interim report for Q1 2010

cash flow statement 1 january to 31 march

(DKK ‘000)	Q1 2010	Q1 2009

Earnings before depreciation (EBITDA)	2,462	(815)
Adjustments:
Change in provisions for bad debts and gain/loss from sale of property, plant and equipment	(946)	(1,622)
Expensed warrants	513	333
Change in working capital:
Trade receivables etc.	28,534	34,413
Trade payables etc.	(17,347)	(16,307)

Cash flows from operations before net financials and tax	13,216	16,002

Financial income received	1,140	942
Financial expenses paid	(33)	(345)
Corporate income tax paid	(275)	(360)

Cash flows from operating activities	14,048	16,239

Capitalised own development costs	(4,152)	(5,164)
Purchases of intangible assets	(192)	(215)
Purchases of property, plant and equipment	(806)	(590)
Proceeds from sale of property, plant and equipment	—	(9)
Changes in other investments	(117)	73

Cash flows from investing activities	(5,267)	(5,905)

Net proceeds from issue of share capital	—	223

Cash flows from financing activities	—	223

Currency translation adjustment on cash and cash equivalents	898	1,312

Change in cash	9,679	11,869

Cash and cash equivalents at the beginning of period	42,555	40,859

Cash and cash equivalents at the end of period	52,234	52,728

Cash are composed as follows:
Cash	51,496	51,898
Deposit of cash	738	830

Total cash and cash equivalents	52,234	52,728

Maconomy A/S, interim report for Q1 2010

notes

1 Accounting policies

The interim report has been prepared in accordance with IAS 34 “Interim Financial Reporting” as issued by the IASB “International Accounting Standards Board.”

The applied accounting policies are consistent with those used in the Consolidated Financial Statements 2009, in which a full description of the applied accounting policies for recognition and measurement is included in note 1.

The interim report includes a summary of the Consolidated Financial Statements for Maconomy A/S.

(DKK ‘000)	Q1 2010	Q1 2009

2 Other external expenses

Office rent etc.	3,218	3,190
Sales and Marketing	1,999	2,764
Employee-related expenses and external assistance	5,542	5,114
Administration, IT and infrastructure etc.	2,002	2,313

	12,761	13,381

3 Financial income

Interest income, securities	—	—
Currency translation adjustments	1,725	1,485
Interest income, bank	91	262
Other financial income	—	7

	1,816	1,754

4 Financial expenses

Currency translation adjustments	—	287
Other financial expenses	33	58

	33	345

5 Treasury shares

In accordance with the decree from the general election, the company can acquire treasury shares up to 10% of the share capital at a maximum cost of the current share price plus 10%.

Treasury shares comprise 0.51% of the total share capital.

6 Segment information

(DKK ‘000)	Develop. and HQ	Partner	Denmark*	Sweden	Norway	UK	Benelux	US	Elimina- tions	Total
YTD 2009
Revenue	24,658	1,000	12,217	7,590	12,726	12,025	3,140	8,101	(24,790)	56,667
Inter-segment sales	18,409	(640)	(4,505)	(3,294)	(3,765)	(2,752)	(1,056)	(2,397)	—	—
Segment revenue	43,067	360	7,712	4,296	8,961	9,273	2,084	5,704	(24,790)	56,667
Operating profit1)	(4,092)	355	6,176	2,122	5,452	5,257	205	2,256	—	17,731
Total asset	140,709	—	—	10,989	24,622	29,380	6,238	19,061	(34,071)	196,929
Investment in non-current assets	745	—	—	—	14	178	27	34	—	998
Liabilities	35,713	—	—	14,080	19,728	16,680	8,978	23,520	(25,419)	93,280

YTD 2008
Revenue	14,194	1,120	13,202	9,198	9,501	6,467	4,339	8,191	(14,121)	52,091
Inter-segment sales	16,495	(817)	(5,050)	(3,270)	(3,042)	(1,048)	(1,066)	(2,202)	—	—
Segment revenue	30,689	303	8,152	5,928	6,459	5,419	3,273	5,989	(14,121)	52,091
Operating profit1)	(4,254)	362	5,857	3,166	2,554	1,054	838	3,412	—	12,989
Total asset	112,133	—	—	13,406	22,865	18,995	8,686	12,285	(27,530)	160,840
Investment in non-current assets	581	—	—	107	78	—	—	39	—	805
Liabilities	35,152	—	—	12,323	18,387	47,426	8,447	22,584	(59,115)	85,204

1)	Operating profit is an internal definition that covers segment earnings before reversal of royalty payments to the parent company for licences and maintenance.

Report of Independent Auditors

To the shareholders of Maconomy A/S:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of comprehensive income, of changes in shareholders’ equity and of cash flows present fairly, in all material respects, the financial position of Maconomy A/S and its subsidiaries at December 31, 2009 and 2008, and the results of their operations and their cash flows for the years then ended in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers Statsautoriseret, Revisionsaktieselskab

Copenhagen, Denmark

February 24, 2010

contents – consolidated financial statements

notes to the consolidated financial statements

1.	Accounting policies	16
2.	Accounting estimates and judgments	22
3.	Segment information	23
4.	Revenue	24
5.	Research and development costs	24
6.	Other external expenses	24
7.	Employee expenses	25
8.	Financial income	25
9.	Financial expenses	25
10.	Income tax expenses	26
11.	Intangible assets	27
12.	Property, plant and equipment	28
13.	Deposits	29
14.	Trade receivables	29
15.	Contract work in progress	29
16.	Prepaid expenses	30
17.	Cash and cash equivalents	30
18.	Share capital, warrants and share options	30
19.	Finance lease liabilities	34
20.	Provision of liabilities	34
21.	Other payables	34
22.	Deferred income	34
23.	Contingent and other liabilities	35
24.	Related parties	35
25.	Auditors’ remuneration	36
26.	Financial instruments	36
27.	Earnings per share	38
28.	Events after the balance sheet date	38

statement of comprehensive income

1 january – 31 december

(DKK’ 000)	Note	2009	2008

Revenue	4	220,081	231,283
Software development performed for own account, income	5,11	17,880	11,042
External project costs		15,519	21,657

Gross profit		222,442	220,668

Other external expenses	6	51,254	56,816
Employee expenses	7	151,128	154,891

Earnings before depreciation (EBITDA)		20,060	8,961

Depreciation and amortisation	11,12	8,668	7,806

Operating profit (EBIT)		11,392	1,155

Financial income	8	1,523	2,429
Financial expenses	9	419	2,270

Profit before income tax		12,496	1,314

Income tax expenses	10	9,560	1,155

Profit for the year		22,056	159

Currency translation adjustments		1,131	(5,714)

Comprehensive income		23,187	(5,555)

Which are allocated as follows:
Retained earnings		22,056	159
Reserve for currency translation adjustments		1,131	(5,714)

Comprehensive income		23,187	(5,555)

Earnings per share
Earnings per share basic (EPS)	27	1.05	0.01
Earnings per share diluted (EPS-D)	27	1.13	0.06

balance sheet at 31 december

(DKK’ 000)	Note	2009	2008

ASSETS

Intangible assets
Intellectual property rights		13,856	18,470
Software for internal use		788	517
Software development costs – in progress		28,297	11,042
Software development costs – completed		599	840

	11	43,540	30,869

Property, plant and equipment
Leasehold improvements		1,108	893
Hardware		1,924	2,161
Fixtures and operating equipment		1,137	1,592

	12	4,169	4,646

Financial asset
Deposits	13	4,959	4,617
Deferred income tax assets	10	15,601	5,208

		20,560	9,825

Total non-current assets		68,269	45,340

Receivables
Trade receivables	14	87,624	72,328
Contract work in progress	15	6,860	5,085
Other receivables		1.274	124
Prepaid expenses	16	2,885	3,726

		98,643	81,263

Cash	17	42,555	40,859

Total current assets		141,198	122,122

Total assets		209,467	167,462

balance sheet at 31 december

(DKK’ 000)	Note	2009	2008

EQUITY AND LIABILITIES

Equity
Share capital		42,874	41,554
Share premium		62,121	292,349
Reserve for earn-out		6,000	8,000
Reserve for currency translation adjustments		(9,199)	(10,330)
Retained earnings		—	(255,591)

Total equity	18	101,796	75,982

Non-current liabilities
Non-current finance lease payables	19	451	649
Provisions	20	875	875

		1,326	1,524

Current liabilities
Current finance lease liabilities	19	198	182
Prepayments from customers	15	1,447	1,100
Trade payables		8,274	15,074
Income tax liabilities	10	425	633
Other payable	21	43,720	31,524
Deferred income	22	52,281	41,443

		106,345	89,956

Total liabilities		107,671	91,480

Total equity and liabilities		209,467	167,462

Other notes without reference:
Contingent and other liabilities	23
Related parties	24
Auditors’ remuneration	25
Financial instruments	26
Events after the balance sheet date	28

statement of changes in equity

1 january – 31 december

(DKK ‘000)

	Share capital	Share premium	Reserve for earn-out	Reserve for currency translation adj.	Retained earnings	Total equity

Balance at 1 January 2008	39,574	284,184	—	(4,616)	(256,910)	62,232
Changes in equity:
Currency translation adjustments	—	—	—	(5,714)	—	(5,714)

Net gain/(loss) recognised directly in equity	—	—	—	(5,714)	—	(5,714)
Profit for the year	—	—	—	—	159	159

Total comprehensive income	—	—	—	(5,714)	159	(5,555)
Expensed warrants	—	—	—	—	1,079	1,079
Purchase of treasury shares	—	—	—	—	(919)	(919)
Purchase of treasury shares	1,980	8,165	—	—	—	10,145
Equity-settled share-based payment for IP rights	—	—	9,000	—	—	9,000
Warrants issued to third party	—	—	(1,000)	—	1,000	—

Balance at 31 December 2008	41,554	292,349	8,000	(10,330)	(255,591)	75,982

Balance at 1 January 2009	41,554	292,349	8,000	(10,330)	(255,591)	75,982
Changes in equity:
Currency translation adjustments	—	—	—	1,131	—	1,131

Net gain/(loss) recognised directly in equity	—	—	—	1,131	—	1,131
Profit for the year	—	—	—	—	22,056	22,056

Total comprehensive income	—	—	—	1,131	22,056	23,187
Expensed warrants	—	—	—	—	1,743	1,743
Purchase of treasury shares	—	—	—	—	(396)	(396)
Purchase of treasury shares	1,320	(40)	—	—	—	1,280
Warrants issued to third party	—	—	(2,000)	—	2,000	—
Transfer	—	(230,188)	—	—	230,188	—

Balance at 31 December 2009	42,874	62,121	6,000	(9,199)	—	101,796

Reserve for currency translation adjustments regards translation of earnings and financial position for the group companies that have a functional currency deviating from the presentation currency. For further details, see Note 1.

Retained earnings includes share premium with DKK 230,188 (2008: 0).

At 31 December 2009 the share capital amounted to DKK 42,873,708 distributed on 21,436,854 shares of each DKK 2. No different share classes exist.

cash flow statement 1 january – 31 december

(DKK ‘000)	2009	2008

Earnings before depreciation (EBITDA)	20,060	8,961
Adjustments:
Change in provisions for bad debts and gain/loss from sale of property, plant and equipment	(335)	1,644
Expensed warrants	1,743	1,079
Change in working capital:
Trade receivables etc.	(5,635)	3,471
Trade payables etc.	3,930	1,152

Cash flow from operations before net financials and tax	19,763	16,307

Financial income received	1,197	3,284
Financial expenses paid	(419)	(2,270)
Income tax paid	(1,064)	(1,284)

Cash flows from operating activities	19,477	16,037

Capitalised development costs	(17,880)	(11,042)
Purchases of intangible assets	(959)	(845)
Purchases of property, plant and equipment	(1,853)	(3,021)
Proceeds from sale of property, plant and equipment	74	45
Purchases of securities	—	—
Proceeds from sale of securities	—	276
Changes in other investments	(144)	72

Cash flows from investing activities	(20,762)	(14,515)

Purchase of treasury shares	(396)	(919)
Net proceeds from issue of share capital	1,280	(353)
Release of cash deposits	—	—

Cash flows from financing activities	884	(1,272)

Currency translation adjustment on cash and cash equivalents	2,097	(3,859)

Change in cash	1,696	(3,609)

Cash and cash equivalents at 1 January	40,859	44,468

Cash and cash equivalents at 31 December	42,555	40,859

Cash are composed as follows:
Cash	41,835	40,342
Deposit of cash	720	517

Total cash and cash equivalents	42,555	40,859

notes

1. Accounting policies

The Consolidated Financial Statements of Maconomy A/S have been prepared in accordance with the International Financial Reporting Standards (IFRS) as issued by the IASB “International Accounting Standards Board.”

Change of applied accounting policies

As of 1 January 2009 Maconomy A/S has implemented changes to IAS 23 on loan costs, IAS 27 on the Consolidated Financial Statements, IAS 32 and 39 on financial instruments, IFRS 7 on disclosure of financial instruments, IFRIC 13 on client loyalty programmes and changes to IFRSs (May 2008).

The changes and interpretation contributions have not affected factoring in and measurements.

The new standards and interpretation contributions have no effect on earnings per share and diluted earnings per share.

New adjustment of accounts

The following standards and interpretations have been adopted by IASB and approved by the EU, but have not yet been effected and therefore not implemented:

Change to IAS 27 “Consolidated and Separate Financial Statements”

The change means that if a company acquires or divests owner’s shares in a subsidiary company without losing control, the difference between the purchase price and the selling price, as well as the accounting value hereof, shall be shown as an equity transaction. The application of the revised standard is not expected to have any significant influence on the annual report in future fiscal years.

Change to IAS 39 “Financial Instruments: Recognition and Measurement”

The change signifies that it is no longer possible to let the timing value of a share option reflect the covered risk, and it is only possible to cover inflation on a financial item to the extent that this is set forth in the associated contract. The application of the revised standard is not expected to have any significant influence on the annual report in future fiscal years.

IFRS 3 “Business Combinations”

The revision of IFRS 3 includes the following:

•	Transaction costs are recognised in the income statement at the time when they are incurred.

•	As a main rule, regulations for conditional remuneration are recognised in the income statement.

•	The opportunity to recognise goodwill associated with minority interest.

•	Existing relations between the buyer and the acquired company shall now be estimated at fair value. Furthermore, the standard contains revisions within the following areas:

•	Recognition and measurement of identifiable assets and liabilities.

•	New/more disclosure requirements.

The application of the revised standard will not have any significant influence on the annual report in future fiscal years.

IFRIC 12 “Service Concession Arrangements”

This interpretation describes the accounting procedure for concession deals effective at 1 January 2010 or later. The interpretation contribution is not relevant for Maconomy at the current time.

IFRIC 18 “Transfers of Assets from Customers”

IFRIC 18 regarding the transfer of assets from customers. The interpretation clarifies the requirements in relation to deals in which a company receives a tangible asset from a customer or cash with which to acquire a material asset for use in connection with the delivery of goods and services to the customer.

The interpretation mainly pertains to companies that make outsourcing deals or operate within the utility sector. The interpretation is not expected to have any impact on Maconomy A/S.

Furthermore, IASB has issued the following revisions of standards and new interpretation contributions not yet approved by the EU:

Revision of IFRS 2 “Share-based Payment”

Clarifies that a parent company’s payment of cash and cash equivalents based in the price of own treasury shares, shares in the parent company itself or a Group company shall be classified as share-based payment in the company in which the employee is employed. As Maconomy does not use such share-based payment at the current time, the application of the revised standard is not expected to have any influence on the annual report in future fiscal years.

IFRS “Measurement and Classification of Financial Assets”

The number of categories for financial assets is reduced to two – the amortised cost category or the fair value model. The classification is determined from the type of business model and the characteristics of the instrument, respectively.

The implementation of the standard is not expected to have any significant influence on the recognition of financial assets in Maconomy.

Revision of IAS 32 “Financial Instruments: Presentation”

The revision means that issued rights in another currency than the company’s functional currency are classified as an equity instrument notes

when the amount due for receipt by the company is fixed in another currency, and when the rights are issued pro rata to all shareholders. Maconomy does not intend to issue rights in other currencies than the company’s functional currency. Accordingly, the implementation of the revised IAS 32 is not expected to affect the annual report in future fiscal years.

Annual improvements of existing standards and two existing interpretation contributions

This only involves minor changes and clarifications that are not expected to have any significant influence on the annual report in future fiscal years.

IFRIC 19 “Extinguishing Financial Liabilities with Equity Instruments”

The interpretation clarifies how a non-contractual debt conversion must be treated in the accounts of the debtor. The interpretation is not expected to have any impact on Maconomy.

Maconomy expects to implement the standards from their commencement.

Basis of the financial statement

The Consolidated Financial Statements are presented in DKK rounded off to the nearest DKK 1,000. The Consolidated Financial Statements are based on the historical cost principle including the adjustments that accompany a revaluation of financial assets and liabilities, including derivative financial instruments at fair value through the statement of comprehensive income.

Basis of consolidation

The Consolidated Financial Statements include the parent company Maconomy A/S and subsidiaries in which Maconomy A/S directly or indirectly controls more than 50% of the voting rights or in other ways exercises the controlling influence.

The Consolidated Financial Statements have been prepared on the basis of the financial statements of the parent company and the subsidiaries, adjusted to the Group accounting policies. Accounting items of a uniform nature are compiled and elimination is made for intercompany shareholdings, accounts, transactions and unrealised gains on software licences etc. Unrealised losses are also eliminated unless the transaction provides an indication of impairment of the transferred asset. The accounting policies of the subsidiaries are changed to the extent necessary to ensure agreement with group policies.

In the Consolidated Financial Statements, the accounting items of subsidiaries are recognised in full from the time when the controlling influence is transferred to the Group, and they are no longer recognised in the consolidation from the time when the controlling influence ceases to exist.

In connection with acquisition of ownership shares or increase of ownership shares in subsidiaries, the purchase method is applied, according to which identifiable acquired assets and liabilities are recorded at the fair value at the time of acquisition. The tax effects of the fair value restatement are recognised. If the purchase price exceeds the fair value of the acquired assets and liabilities, the difference is recorded in the balance sheet as goodwill. Goodwill is not amortised, but tested annually for any impairment. If the purchase price is lower than the fair value of the acquired assets and liabilities, the difference is recognised in the statement of comprehensive income at the time of takeover.

Newly acquired equity interests in subsidiaries are recorded in the Consolidated Financial Statements from the time of acquisition, while equity interests disposed of are recognised until the time of sale. Gains or losses on disposal or liquidation of equity interests in subsidiaries are recognised as the sales – or liquidation value less the carrying amount of the equity interest and estimated costs associated with the sale or liquidation. Comparative figures are not restated to adjust for the effects of acquisitions, disposals or liquidation of equity interests.

Segment reporting

The reportable segments of Maconomy A/S are made up of strategic business units that all sell the same services but do so in different geographical areas. The segment information has been prepared in accordance with the applied accounting policies of the Group. Segment revenue and expenses as well as segment assets and liabilities include the items that can be directly attributed to each individual segment and the items that can be reliably allocated to the individual segment. Non-allocated items primarily include assets and liabilities as well as revenue and expenses concerning the Group’s administrative functions, investment activity, income taxes, etc.

Foreign currency

Items in the financial statements for individual Group companies are stated in the currency used in the primary economic environment in which the company operates (“the functional currency”).

The presentation currency of the Group is DKK

Transactions in foreign currencies are recorded at the exchange rates of the transaction day. Gains and losses arising from such transactions and at translation of monetary assets and liabilities in foreign currencies at year-end exchange rates are recognised in the statement of comprehensive income.

Net profit and financial position for all Group companies with a functional currency that deviates from the presentation currency are translated into the presentation currency as follows:

notes

(i) assets and liabilities for each balance sheet are translated at year-end exchange rates;

(ii) income and costs for each statement of comprehensive income are translated at transaction-day exchange rates;

(III) all resulting currency translation adjustments are recorded as a separate component of equity.

When a foreign subsidiary is sold, such translation adjustments are recognised in the statement of comprehensive income as part of the gain or loss from the sale.

Goodwill and fair value adjustments arising from the acquisition of a foreign company are recognised as assets and liabilities in the foreign company and are translated at the rates of the balance sheet date.

Long-term loans have been granted to certain foreign subsidiaries, and such loans are considered an addition to the foreign net investment in the subsidiary. The loans have been granted in the local currency of the subsidiary, and currency translation adjustments generated by translation at year-end exchange rates are, net of tax, recognised directly in equity. Upon amortisation or payment of the loan, the accumulated translation adjustments are reversed from equity and recognised in the statement of comprehensive income.

Intangible assets

On initial recognition, goodwill is recognised in the balance sheet at the cost price as described in the “Basis of Consolidation” section. Subsequently, goodwill is recorded at the cost price less accumulated write-downs. No amortisation of goodwill is made. An annual impairment test of goodwill is performed, and goodwill is recorded at the cost price less accumulated write-downs. In gains and losses in connection with the sale of a company, the carrying amount of goodwill is included for the divested company.

IP rights

IP rights are measured at historical cost less accumulated amortisation and accumulated write-downs. The historical cost price includes expenses directly attributable to the acquisition. Borrowing costs are not recognised in the cost.

The amortisation base, which is recognised as the cost price reduced by any residual value, is distributed on a straight-line basis during the asset’s estimated economic life or the expected useful life if the latter is lower. The expected useful life of IP rights is 4 to 5 years.

Software for internal use

Software for internal use is measured at historical cost less accumulated amortisation and accumulated write-downs. The historical cost price includes expenses directly attributable to the acquisition. Borrowing costs are not recognised in the cost.

The amortisation base, which is recognised as the cost price reduced by any residual value, is subject to linear distribution during the asset’s estimated economic life or the expected useful life if the latter is lower. The expected useful life of software for internal use is 3 years.

Development projects

Development projects that are clearly defined and identifiable, and where the technical degree of utilisation, necessary resources and a potential future market or development opportunity in the enterprise can be proven, and where there is the intention to present, market or utilise the project, are accounted for as intangible assets, if there is sufficient certainty that the capitalised value of future revenue is able to cover the production, sales and administrative expenses as well as with the development costs.

Development costs that do not meet the criteria for recognition in the balance sheet are recognised as expenses in the statement of comprehensive income at the time when the expenses are incurred.

Capitalised development projects are stated at cost less accumulated amortisation or write-downs to recoverable amount, if the latter is lower. Borrowing costs are not included in the cost.

After completion of the development work, the development costs are amortised on a straight-line basis over the financial period where economic benefits are expected, however over a maximum of five years.

The accounting value of the capitalised development costs is tested annually for impairment and written down to recoverable amount in the statement of comprehensive income if the accounting value exceeds the present value of the expected future net cash flows deriving from the development projects.

Property, plant and equipment

Property, plant and equipment are measured at historical cost less depreciation and accumulated impairment losses. Historical cost includes expenses that are directly attributable to the acquisition of the items. Borrowing costs are not recognised as part of the cost.

Depreciation, recognised as cost less any residual value, is provided on a straight-line basis over the estimated economic life of the assets or, if shorter, the estimated useful life. For hardware, the estimated useful life is 3 years, and for fixtures and equipment the estimated useful life is 3-5 years.

notes

Assets with a short product life as well as maintenance and repair expenses are charged directly to the statement of comprehensive income.

Leasehold improvements are recorded at cost less accumulated amortisation and write-downs. Amortisation is provided on a straight-line basis over the lease term over a maximum of 5 years, or, if shorter, over the estimated useful life.

Disposal of non-current assets

Intangible assets and property, plant and equipment that are sold or scrapped are excluded from the accumulated cost and accumulated amortisations, depreciation and write-downs. Gains and losses calculated as the difference between the sales price and the carrying amount are recorded in the statement of comprehensive income. Fully amortised intangible assets are excluded from accumulated cost and accumulated amortisation and write-downs.

Write-down for impairment of non-current assets

An annual impairment test of other non-current assets is performed in order to determine whether there is indication of impairment. When such an indication exists, the asset’s recoverable amount is calculated. The recoverable amount is the higher of the fair value of the asset less the expected costs of disposal and value in use. The value in use is calculated as the current value of expected future cash flows from the asset or the cash-generating unit of which the asset is part.

A loss from depreciation is recognised when the accounting value of an asset or cash flow-producing unit exceeds the net realisable value of the asset or cash flow-producing unit. Losses from depreciation are entered in the statement of comprehensive income under depreciation and amortisation.

Contract work in progress

Contracts, including those for which significant modifications or enhancements are made to the software and which are essential for the customer’s requirements in respect of functionality, are treated as contract work in progress. The contracts are measured at incurred direct expenses for labour, software and other external expenses with the addition of a share of the profit based on the stage of completion. The stage of completion is computed by comparison of time spent to estimated total time for each such contract at the balance sheet date.

Provisions are made for estimated losses on work in progress. The provision comprises an individual assessment of the estimated loss until the completion of the work.

Advance invoicings are offset against the value of the individual contract to the extent that they do not exceed the capitalised amount. If the value of advance invoicings exceeds the value of the capitalised amount, the net item is included in prepaid expenses from customers.

Trade receivables

Trade receivables are recorded at amortised cost less any provisions for losses based on an individual assessment of collectability.

Prepaid expenses recognised under assets include paid expenses pertaining to the subsequent financial year and measured at amortised cost.

Securities

The Group classifies investment in securities as non-current assets measured at fair value in the statement of comprehensive income. Listed securities included in the Group trading portfolio are recognised at fair value under current assets on the trade date, and are subsequently measured at fair value corresponding to the market price of listed securities at the balance sheet date. Capital gains and losses at the subsequent measurement at fair value are recognised in the statement of comprehensive income under financial income or expenses.

Derivative financial instruments

All acquired financial instruments are initially recognised at cost and subsequently measured in the balance sheet at fair value. The treatment of the current fair value adjustment of the instruments depends on the hedging effectiveness of the instrument and on the accounting policies in respect of the hedged financial asset or liability. For instruments or parts thereof that are no longer considered effective from a hedging perspective, the fair value adjustment is incorporated in the statement of comprehensive income. This also applies to fair value adjustments of instruments deemed effective from a hedging perspective, for which the value adjustment of the financial assets or liabilities hedged (e.g. monetary balance sheet items in foreign currency) is recognised in the statement of comprehensive income.

If the value adjustment of hedged financial assets or liabilities (e.g. anticipated future cash flows in foreign currencies) is not recognised in the statement of comprehensive income, the fair value adjustment of the derivative financial instruments is recognised, net of tax, directly in equity. The cumulative adjustment is reversed from equity and recognised in the statement of comprehensive income once the financial assets or liabilities hedged are realised.

Equity

Ordinary shares are classified as equity. Incremental costs directly attributable to the issue of new shares or options are shown in equity as a deduction, net of tax, from the proceeds. Incremental costs directly attributable to the issue of new shares or options or notes

for the acquisition of an asset are included in the acquisition cost as part of the acquisition amount.

Acquisition and handover amounts for own shares are included directly in equity under “Retained earnings”. The purpose of the Group’s holding of treasury shares is, among other things, to dispose of the shares when employees exercise issued share options.

Capital increases are recognised in the year when the company and the Group receive the proceeds. Dividends are recognised as liabilities at the time of approval by the Annual General Meeting.

Provisions

Provisions are recognised when the Group, as a result of a past event, has a legal and actual liability, and the repayment of the liability is likely to have a major impact on the Group’s financial resources. Provisions are measured at amortised cost.

Financial liabilities

Loans from credit institutions are recognised at the time of borrowing by the proceeds received. In subsequent financial years the financial liability is recognised at amortised cost, equalling the capitalised value by applying the effective interest rate to ensure that the difference between the proceeds and the nominal value is recognised in the statement of comprehensive income during the term of the loan.

Other financial liabilities that include the residual liability on financial leases, debt to suppliers and associated companies are recognised at amortised cost.

Other provisions

Other provisions are recognised at amortised cost.

Prepaid expenses recognised under liabilities include received payments pertaining to revenue in subsequent financial years and are measured at amortised cost.

Pension obligations

The Group has entered into defined contribution pension agreements. Obligations relating to defined contribution pension plans are recognised in the statement of comprehensive income during the period in which they are earned, and due payments are included in the balance sheet under Other payable.

Income tax expenses

The total current taxes computed for jointly taxed Danish companies in the group are allocated proportionately among these companies based on the taxable results. The value of taxes paid on account is deducted from tax payable at the end of the year.

Deferred income tax assets

Deferred income tax is provided, using the liability method, on temporary differences arising between the carrying amounts and the tax values of assets and liabilities. However, if the deferred income tax arises from initial recognition of an asset or liability in a transaction – other than corporate acquisitions – that at the time of the transaction affects neither accounting nor taxable profit nor loss, it is not recognised.

Deferred income tax is determined on the basis of the tax rates (and laws) expected to be in effect at the time when the related deferred income tax asset is realised or the deferred income tax liability is settled.

Deferred income tax is provided on temporary differences arising from investment in subsidiaries, except when the crystallisation time of the deferred tax is controlled by the Group, and the temporary difference is unlikely to crystallise in the foreseeable future.

Revenue recognition

Revenues comprise the fair value of software licences and sale of related services and products, including the enhancement of functionality, installation, integration, training, sales of computer hardware and third-party software as well as maintenance and support on subscription terms.

Software revenue is recognised when an agreement with a customer has been made, delivery is complete, the purchase price has been fixed and the collection of the related sales amount has been deemed probable by Management.

Revenue from services that are not essential to the customer’s requirements of software functionality is recognised as the services are performed, provided that a contract exists with the customer and the purchase price is fixed or determinable and deemed collectable.

Agreements that require customer acceptance, except for those that include significant customisation or modification, licence and service revenues, are recognised when obligations under the licence and services agreements have been fulfilled and acceptance by the customer has been given.

The Group recognises revenue for multiple element arrangements based upon the residual value method, which entails that service and maintenance fees are recognised at market rates that are supported by vendor specific objective evidence, while the software license fees are recognised as the residual of the total fee less service and subscription fees.

Share-based payment

The fair value of employee services received in exchange for the grant of warrants is recognised as employee expenses and set off notes

in equity. The total amount which is to be recognised as expense during the vesting period is computed on the basis of the fair value at the date of grant of the warrants that are expected to be exercised. At each balance sheet date, the company revises its estimate of the number of options expected to be exercised. The impact of the revised estimate, if any, is recognised in the income statement, and a corresponding adjustment of equity is performed for the remaining vesting period.

In some cases Maconomy acquires assets for the payment of warrants for Group shares. Such agreements are classified as equity-recognised share payment. The value is recognised at the trading-day fair value of the asset and fully recognised under equity. Subsequent value regulations are made via equity.

Rent and lease costs

On initial recognition, lease contracts for property, plant and equipment, for which the company has all significant risks and benefits of ownership (finance leases), are measured in the balance sheet at the lower of the fair value and the present value of the future lease payments. The present value is calculated using the interest rate implicit in the lease, or its approximated value is used as discount factor. Finance leases are subsequently accounted for as other property, plant and equipment. The capitalised lease obligation is recognised in the balance sheet as a liability, and the interest element of the lease payment is recognised in the income statement over the duration of the contract.

All lease contracts which are not considered finance leases are regarded as operating leases. Payments in connection with operating leases are recognised in the income statement during the lease period.

External project expenses

External project expenses comprise direct expenses excluding wages and salaries incurred in reaching the net revenue for the financial year, including external expenses for hardware, third-party software and external consultants.

Other external expenses

Other external expenses comprise leasehold expenses, sales and distribution expenses and office supplies etc.

Financial income and expenses

Financial income and expenses include interest related to the financial year as well as financial charges related to finance leases, financials related to write-downs of investments and realised and unrealised gains and losses from securities, financial instruments and foreign currencies.

Cash flow statement

The cash flow statement shows the Group’s cash flows for the year as well as cash and cash equivalents at the beginning and end of the year.

Cash flows from operating activities are presented indirectly and computed on the basis of the operating profit/(loss) for the year adjusted for non-cash operating items, changes in working capital as well as income taxes paid and interest received (paid). Cash flows from investing activities include purchase and sale of intangible assets, property, plant and equipment and long-term investments. Cash flows from financing activities include the raising of long-term debt and bank loans, repayment and installments on debt and loans, capital increases as well as purchase and sale of own shares.

Cash and cash equivalents include cash and bank deposits on demand or as short-term special-term bank deposits.

Financial ratios

Earnings per share (EPS) and diluted earnings per share (EPS-D) are computed in accordance with IAS 33.

Other financial ratios have been calculated in accordance with the 2005 Guidelines of the Danish Society of Financial Analysts.

notes

2. Accounting estimates and judgments

Uncertainty in estimates

The determination of the carrying amount of certain assets and liabilities requires estimates of how future events affect the value of these assets and liabilities at the balance sheet date. Estimates that are critical for the financial statements are for instance carried out in determining write-downs, amortisation/ depreciation, the selling price of contracted work in progress, provisions, commitments, contingent liabilities and assets.

The applied estimates are based on assumptions which Management deems appropriate, but which are inherently uncertain and unpredictable. The assumptions may be incomplete or inaccurate, and unexpected events or circumstances may occur. Furthermore, the company is subjected to risks and uncertainties that might lead to actual results deviating from these estimates.

The assumptions about the future as well as other uncertainties in estimates at the balance sheet date are described in the notes, if there are significant risks of changes leading to a subsequent adjustment of carrying amounts of assets or liabilities within the next financial year.

It may be necessary to adjust previous estimates as a result of the provisions on which the previous estimates were made due to newly acquired knowledge or subsequent events.

Asset impairment

IP rights

IP rights are measured at historical cost less accumulated amortisation and write-downs. IP rights are reviewed annually for indications of impairment. If an indication of impairment is identified, an impairment test is made. The impairment test is conducted on the basis of various factors, including the present value of expected future earnings as well as interest and risks.

The carrying amount of IP rights constitutes DKK 13.9 million at 31 December 2009 (2008: DKK 18.5 million).

Development expenses

Completed development costs are reviewed annually for indications of impairment. If any indications of impairment are identified, an impairment test is conducted for each individual development project. For capitalised development projects, an annual impairment test is made. The impairment test is conducted on the basis of various factors, including the future use of the projects, the present value of expected future earnings as well as interest and risks.

The carrying amount of development projects constitutes DKK 28.9 million at 31 December 2009 (2008: DKK 11.9 million).

Deferred income tax assets

Deferred income tax assets are measured on the basis of the tax rates and legislation expected to be in effect at the balance sheet date when the associated deferred income tax asset are realised, or when the deferred tax liability is recognised. Deferred income tax assets pertaining to unutilised tax loss carryforward shall be recognised to the extent that solid documentation exists in the form of budgets, etc., to render probable that the losses can be utilised.

The carrying amount of deferred income tax assets constitutes DKK 15.6 million at 31 December 2009 (2008: DKK 5.2 million).

Trade receivables

Trade receivables are measured at amortised cost less impairment losses. Loss estimates are made on the basis of the customers’ ability to pay, historical payment performance information and dubious receivables, the credit rating of the customers and any received collateral as well as economic trends in the Group’s sales outlets. Estimates are updated in case of changes to the debtors’ ability to pay. It is estimated that the write-downs made are sufficient to cover losses.

The carrying amount of trade receivables constitutes DKK 87.6 million at 31 December 2009 (2008: DKK 72.3 million).

Material assessments in accounting policies

As a part of accounting policies, Management conducts judgments aside from estimated judgments, which might significantly affect the recognised amounts in the Annual Report. Such judgments could be whether income or costs in accordance with the contract with a third party should be treated in accordance with the percentage-of-completion method, or whether lease agreements should be treated as operating or finance leases.

notes

(DKK ‘000)

3. Segment information

The Group’s internal reporting has been based on a business model focusing on the geographical segmentation of the market, in practice demonstrated by the established subsidiaries within the Group. From a reporting perspective, the geographical segmentation of the operations is viewed as reporting segments. Maconomy regards the Executive Board as the Chief Operating Decision Management.

The table below summarises the financial highlights and ratios for the reporting segments:

	Develop. and HQ	Partners Denmark*		Sweden	Norway	UK	Benelux	US	Eliminations	Total
2009:
Revenue	63,802	7,135	51,355	30,913	43,794	33,377	15,491	37,724	(63,510)	220,081
Inter-segment sales	70,767	(4,214)	(19,455)	(11,846)	(15,644)	(7,896)	(4,722)	(6,990)	—	—
Segment revenue	134,569	2,921	31,900	19,067	28,150	25,481	10,769	30,734	(63,510)	220,081
Operating profit**	—	3,451	20,499	6,044	16,631	7,462	1,662	15,569	—	71,318
EBITDA	13,901	(92)	5,669	(3,096)	1,161	(1,661)	(2,350)	6,527	—	20,060
Depreciation and amortisation	7,237	—	—	314	541	437	52	87	—	8,668
Financial income	920	—	—	139	281	33	36	114	—	1,523
Financial expenses	65	—	—	36	31	287	—	—	—	419
Income tax expenses	(10,314)	—	—	3	377	373	—	1	—	(9,560)
Profit/(loss)	17,833	(92)	5,669	(3,310)	493	597	2,334	6,554	—	22,056
Total assets	147,954	—	—	16,975	34,283	24,504	10,410	17,936	(42,596)	209,467
Investments in non-current assets	2,344	—	—	110	211	94	—	53	—	2,812
Liabilities	50,746	—	—	19,134	30,342	13,416	12,286	22,285	(40,538)	107,671
Number of employees (avg.)	89	2	23	26	23	22	11	15	—	211

2008:
Revenue	59,911	6,459	56,035	39,986	48,683	34,309	20,380	25,250	(59,730)	231,283
Inter-segment sales	77,472	(3,544)	(21,845)	(14,183)	(16,395)	(8,227)	(6,288)	(6,990)	—	—
Segment revenue	137,383	2,915	34,190	25,803	32,288	26,082	14,092	18,260	(59,730)	231,283
Operating profit**	—	3,405	27,761	13,334	18,760	728	5,527	2,959	—	72,474
EBITDA	6,573	362	8,404	675	3,427	(7,557)	550	(3,473)	—	8,961
Depreciation and amortisation	6,248	—	—	344	508	542	92	72	—	7,806
Financial income	948	—	—	251	369	826	15	20	—	2,429
Financial expenses	1,953	—	—	69	133	—	—	115	—	2,270
Income tax expenses	(590)	—	—	435	777	519	—	14	—	1,155
Profit/(loss)	(90)	362	8,404	78	2,378	(7,792)	473	(3,654)	—	159
Total assets	120,162	—	—	19,542	24,579	16,843	10,583	9,307	(33,554)	167,462
Investments in non-current assets	32,700	—	—	288	1,083	209	57	69	—	34,406
Liabilities	42,835	—	—	18,279	20,107	42,395	10,085	19,919	(62,140)	91,480
Number of employees (avg.)	93	2	22	27	23	28	10	19	—	224

Transactions

*	Compared to earlier accounts, the Partner business has been separated and will be recognised separately under Partner.
**	Operating profit is an internal definition that covers segment earnings before reversal of royalty payments to the parent company for licences and maintenance.

notes

(DKK ‘000)	2009	2008
4. Revenue
Software licences	52,654	65,371
Support and maintenance subscriptions	80,260	73,185
Consulting	82,620	86,945
Other	4,547	5,782

	220,081	231,283

Contracts recognised according to the percentage-of-completion method as follows:
Revenue	14,893	9,870
Expenses	2,792	2,514
5. Research and development costs
Research and development costs incurred and expensed are related as follows:
Research and development costs incurred	29,811	37,585
Research and development costs recognised as intangible assets	17,880	11,042
Amortisation of recognised research and development costs	5,480	4,482
6. Other external expenses
Office rent etc.	13,432	13,456
Sales and marketing	12,425	11,281
Employee-related expenses and external assistance	17,354	20,414
Administration, IT and infrastructure etc.	8,043	11,665

	51,254	56,816

notes

(DKK ‘000)	2009	2008
7. Employee expenses
Wages, salaries and remuneration	130,256	135,570
Expensed warrants	1,745	1,079
Pension schemes	2,490	2,506
Social security expenses	10,959	12,199
Other employee expenses	5,681	3,537

	151,128	154,891

Of which remuneration to parent company management constitutes:
The Board of Directors:
Remuneration, present	560	640
Remuneration, left	120	180

	680	820

The Executive Board:
Wages and remuneration	5,670	3,036
Expensed warrants	185	247
Pension schemes	463	235
Other employee expenses	263	126

	6,581	3,644

The Executive Board has been granted bonus plans depending on the profit for the year. In case CEO Hugo Dorph’s or COO Claus Thorsgaard’s employment is terminated, the usual remuneration shall be paid for a termination period of one year.

If members of the Board of Directors resign in connection with an acquisition of the Group, no special termination benefits will be paid aside from the usual remuneration during the notice period.

Number of employees (average)	211	224

Number of employees (end of year)	201	219

8. Financial income
Interest income, securities	—	1
Currency translation adjustments	948	584
Interest income, bank	539	1,756
Other financial income	36	88

	1,523	2,429

9. Financial expenses
Currency translation adjustments	287	2,000
Other financial expenses	132	270

	419	2,270

notes

(DKK ‘000)		2009	2008
10. Income tax expenses
Calculated income tax expenses for the year:		3,926	1,276
Deferred income tax assets regulation for the year		(13,486)	(121)
Regulation, previous year		—	—

		(9,560)	1,155

Which is allocated as follows:
Income tax expenses		(9,560)	1,155

		(9,560)	1,155

The Group’s income tax expenses are allocated as follows:
Income tax expenses		3,124	329
Profit in non-jointly taxed subsidaries		802	967
Non-tax items (net) and effect of varying tax rates in individual subsidiaries, etc.		—	11
Recognition of previously non-recognised tax loss carryforward		(13,486)	(587)
Write-downs of deferred income tax assets		—	435
Regulation of income tax expenses related to previous years		—	—

		(9,560)	1,155

Deferred income tax assets and liabilities related to:
Property, plant and equipment and capitalised development costs		6,512	5,629
Provision for bad debts on receivables		416	281
Tax loss carryforward		50,368	48,231
Other temporary differences		16,282	13,569

Deferred income tax assets, gross		73,578	67,710
Valuation reserve		(57,977)	(62,502)

Deferred income tax assets, net		15,601	5,208

Specification of the trend in deferred income tax assets:
	Def. tax income assets, gross	Valuation reserve	Def. tax income assets, net

Balance at 1 January 2008	62,010	(56,872)	5,138
Adjustment related to previous years	(6,510)	—	(6,510)
Currency translation adjustments etc.	(1,047)	971	(76)
Deferred income tax assets for the year	13,257	(6,601)	6,656

Balance at 31 December 2008	67,710	(62,502)	5,208

Balance at 1 January 2009	67,710	(62,502)	5,208
Adjustment related to previous years	2,713	—	2,713
Currency translation adjustments etc.	382	(378)	4
Deferred income tax assets for the year	2,773	4,903	7,676

Balance at 31 December 2009	73,578	(57,977)	15,601

The recognition of deferred tax income assets are based on the Group’s expectations for the opportunity to use them to offset future income tax profits. DKK 11 million out of the recognised deferred income tax assets are expected to be used within one year of the balance sheet date.

notes

(DKK ‘000)

11. Intangible assets

	Intellectual property rights	Software for internal use	Software development cost - in progress	Software development cost - completed

Cost
Balance at 1 January 2008	—	2,711	—	5,975
Currency translation adjustments	—	(59)	—	—
Additions during the year	20,000	343	11,042	—
Disposals during the year	—	(49)	—	—
Software development cost – completed	—	—	—	—

Balance at 31 December 2008	20,000	2,946	11,042	5,975

Amortisation and write-downs
Balance at 1 January 2008	—	1,811	—	2,183
Currency translation adjustments	—	(32)	—	—
Amortisation	1,530	699	—	2,952
Reversal on disposals	—	(49)	—	—

Balance at 31 December 2008	1,530	2,429	—	5,135

Carrying amount
Balance at 31 December 2008	18,470	517	11,042	840

Cost
Balance at 1 January 2009	20,000	2,946	11,042	5,975
Currency translation adjustments	—	41	—	—
Additions during the year	—	959	17,880	625
Disposals during the year	—	(198)	—	—
Software development cost – completed	—	—	(625)	—

Balance at 31 December 2009	20,000	3,748	28,297	6,600

Amortisation and write-downs
Balance at 1 January 2009	1,530	2,429	—	5,135
Currency translation adjustments	—	19	—	—
Amortisation	4,614	537	—	866
Reversal on disposals	—	(25)	—	—

Balance at 31 December 2009	6,144	2,960	—	6,001

Carrying amount
Balance at 31 December 2009	13,856	788	28,297	599

Amortised over	5 år	3 år	—	2 år

Software for internal use

Software includes expenses for the purchase of software licences and own developed software. The value of the recognised software for internal use is associated with the expected value in use. No indications of impairment have been identified.

Development projects

Recognised development projects in progress and completed development projects include the development of a new, improved platform. The projects are expected to result in a competitive advantage and thus an enhancement of the Group’s market position.

The value of the recognised development projects are estimated on the basis of expected revenue from the products. This has not given rise to any regulation of the recognised value of development projects in 2009.

notes

(DKK ‘000)

12. Property, plant and equipment

	Leasehold improvements	Hardware	Fixtures and operating equipment
Cost
Balance at 1 January 2008	2,058	8,011	9,013
Currency translation adjustments	—	(510)	(535)
Additions during the year	16	1,714	1,291
Disposals during the year	(35)	(1,002)	(971)

Balance at 31 December 2008	2,039	8,213	8,798

Depreciation and write-downs
Balance at 1 January 2008	865	6,003	7,625
Currency translation adjustments	—	(385)	(239)
Depreciation	315	1,434	784
Reversal on disposals	(34)	(1,000)	(964)

Balance at 31 December 2008	1,146	6,052	7,206

Carrying amount
Balance at 31 December 2008	893	2,161	1,592

Hereof finance leases of property, plant and equipment	783	—	—

Cost
Balance at 1 January 2009	2,039	8,213	8,798
Currency translation adjustments	—	192	281
Additions during the year	551	1,181	121
Disposals during the year	(165)	(534)	(252)

Balance at 31 December 2009	2,425	9,052	8,948

Depreciation and write-downs
Balance at 1 January 2009	1,146	6,052	7,206
Currency translation adjustments	—	147	120
Depreciation	336	1,410	737
Reversal on disposals	(165)	(481)	(252)

Balance at 31 December 2009	1,317	7,128	7,811

Carrying amount
Balance at 31 December 2009	1,108	1,924	1,137

Hereof finance leases of property, plant and equipment	588	—	—

Depreciated over	3-5 år	3 år	3-5 år

notes

(DKK ‘000)

13. Deposits

Deposits
Cost
Balance at 1 January 2008	5,019
Currency translation adjustments	(256)
Additions during the year	482
Disposals during the year	(628)

Balance at 31 December 2008	4,617

Carrying amount
Balance at 31 December 2008	4,617

Cost
Balance at 1 January 2009	4,617
Currency translation adjustments	197
Additions during the year	239
Disposals during the year	(94)

Balance at 31 December 2009	4,959

Carrying amount
Balance at 31 December 2009	4,959

	2009	2008

14. Trade receivables

Receivables from subscriptions invoiced in advance, gross	46,109	34,276
Receivables from sale of other services, gross	43,995	40,829
Write-down of provisions for bad debts	(2,480)	(2,777)

	87,624	72,328

Write-down at 1 January	(2,777)	(1,164)
Additions during the year	(1,249)	(1,904)
Disposals during the year
- used	346	247
- reversed	1,200	44

Write-down at 31 December	(2,480)	(2,777)

15. Contract work in progress

Work in progress at selling price	14,628	10,846
Invoiced on account	(9,215)	(6,861)

Work in progress, net	5,413	3,985

Recognised in the balance sheet:
Contract work in progress, assets	6,860	5,085
Prepayments from customers, liabilities	(1,447)	(1,100)

	5,413	3,985

notes

(DKK ‘000)

16. Prepaid expenses

This item includes primarily prepayments concerning rent and lease contracts for office premises, cars etc. and prepaid premiums on insurance contracts as well as deferral of third-party software subscriptions invoiced in advance.

17. Cash

The item cash includes DKK 0.7 million (2008: DKK 0.6 million) placed as collateral to the Norwegian state for payroll-related taxes. Additionally, Maconomy A/S has secured DKK 15 million for the Group’s bank for the security of the Group’s shared credit facility, which includes Denmark, Sweden, Norway and the UK. The credit facility has not been used at 31 December 2009.

18. Share capital, warrants and share options

Treasury shares
Balance at 1 January 2008	—
Additions during the year	53
Disposals during the year	—

Balance at 31 December 2008	53

Balance at 1 January 2009	53
Additions during the year	57
Disposals during the year	—

Balance at 31 December 2009	110

In accordance with the decree from the general election, the company can acquire treasury shares up to 10% of the share capital at a maximum cost of the current share price plus 10%. In the second quarter of 2009 the company has acquired treasury shares at a nominal value of DKK 57,500 at an average price of 6.89, totalling DKK 396 tkr.. Treasury shares comprise 0.51% of the total share capital. Shares outstanding at 31 December 2009 constitute 21,436,854 shares (2008: 20,724,350 shares).

	Issued shares
	Number in thousands	Av. issue price
Balance at 1 January 2008	19,787	20.48
Issued	990	10.60

Balance at 31 December 2008	20,777	20.01

Issued	660	2.00

Balance at 31 December 2009	21,437	19.46

Number of shares owned at 31 December 2009 by:
The Board of Directors	6,214

The Executive Board	6

Expenses pertaining to the issue of shares constitute DKK 40 tkr. (2008: DKK 353 tkr.).

notes

(DKK ‘000)

18. Share capital, warrants and share options, continued

Warrants

Maconomy has granted warrants to the Executive Board and employees of the Group. The first programme, which was granted up to 19 March 2005, covers warrants vested over a 4-year period with 25% each year, effective from the date of grant. The granted warrants expire 10 years from the date of grant. The second programme, granted on 22 August 2006 forward, covers warrants vested in two years. The warrants expire four years from date of grant. There are no vesting criteria for the granted warrants. According to the Articles of Association, the Group may grant warrants to Management and employees at a discount issue price. However, there are currently no intentions of doing so and this has not been done previously. The table below shows transactions made until 31 December 2009 (in ‘000 warrants of DKK 2 each):

In ‘000 warrants of DKK 2 each	Number B. of Dir.	No. Exec. B.	No. other exec.	No. other empl.	No. former empl.	No. externals	No. Total	Issue price per share	Years until expiry

Balance at 1 January 2009	20	325	228	754	1,008	116	2,451
Granted at 27 February 2009	—	75	—	—	—	—	75	5.59	3.2
Granted at 9 March 2009	—	—	—	—	—	301	301	2.00
Granted at 29 June 2009	8	—	—	454	—	—	462	5.95	3.5
Granted at 24 September 2009	—	—	—	—	—	243	243	2.00
Granted at 4 November 2009	—	296	50	—	—	—	346	7.60	3.9
Exercised	—	—	—	—	—	(660)	(660)	2.00
Reclassified*	(10)	—	(75)	(33)	118	—	—
Cancelled	—	—	—	(25)	(125)	—	(150)

Balance at 31 December 2009	18	696	203	1,150	1,001	—	3,068

Vested	3	325	153	299	908	—	1,688
Not vested	15	371	50	851	93	—	1,380

Which are distributed as follows:

Granted at 4 April 2000	—	—	—	—	25	—	25	26.00	0.3
Granted at 15 June 2000	3	—	13	96	318	—	430	26.00	0.6
Granted at 25 September 2000	—	—	—	4	14	—	18	26.00	0.7
Granted at 30 October 2000	—	—	—	10	24	—	34	26.00	0.8
Granted at 21 May 2001	—	—	—	17	25	—	42	60.00	1.5
Granted at 21 June 2001	—	—	—	1	4	—	5	51.00	1.8
Granted at 17 October 2001	—	—	—	5	30	—	35	26.00	2.0
Granted at 27 December 2001	—	—	—	2	2	—	4	26.00	2.2
Granted at 11 March 2002	—	—	—	2	2	—	4	26.00	2.2
Granted at 30 June 2002	—	—	—	—	9	—	9	26.00	3.0
Granted at 31 December 2002	—	—	140	79	225	—	444	5.25	3.6
Granted at 7 August 2003	—	—	—	38	33	—	71	6.70	3.7
Granted at 21 September 2003	—	—	—	13	—	—	13	7.00	4.3
Granted at 29 April 2004	—	—	—	—	130	—	130	19.10	4.9
Granted at 7 November 2004	—	—	—	17	—	—	17	11.50	4.9
Granted at 22 August 2006	—	250	—	—	67	—	317	12.10	0.6
Granted at 1 June 2007	—	75	—	15	—	—	90	16.36	1.4
Granted at 28 May 2008	7	—	—	397	18	—	422	17.70	2.4
Granted at 6 November 2008	—	—	—	—	75	—	75	9.27	2.9
Granted at 27 February 2009	—	75	—	—	—	—	75	5.59	3.2
Granted at 29 June 2009	8	—	—	454	—	—	462	5.95	3.5
Granted at 4 November 2009	—	296	50	—	—	—	346	6.95	3.9

Balance at 31 December 2009	18	696	203	1.150	1,001	—	3,068		2.4

Restbemyndigelse 31. december 2009							2,306

*	Reclassification concerns warrants granted to employees who have changed category during the year, primarily due to termination of employment.

notes

(DKK ‘000)

18. Share capital, warrants and share options – continued

The fair value of granted warrants is calculated using the Black-Scholes formula. The most important calculation variable is the interest rate, which is the interest rate at the time of granting and which is based on government bonds with an equal duration. The volatility of the share has been based on one year of weekly historical data and is calculated at 35%, 53% and 59%, respectively, for the latest grant (formerly 35% at 1 June 2007). The duration is set on the basis of the vesting period with an addition of 12 months, however the duration is set to a minimum of 12 months unless the warrant expires within the coming 12 months. The share price with regard to the Black-Scholes calculation is the share price on grant date. The price is not subsequently adjusted. Furthermore, it is assumed that Maconomy will not pay out any dividend.

Specifications of fair value recognised according to IFRS 2:

	No. B. of Dir.	No. Mgmt.	No. other Mgmt.	No. other empl.	No. former empl.	No. externals	No. Total	Per warr.	Recogn.

Granted at 31 December 2002 *	—	—	52	50	114	—	216	2.29	495
Granted at 7 August 2003 *	—	—	—	30	10	—	40	2.87	115
Granted at 21 September 2003 *	—	—	—	13	—	—	13	3.00	40
Granted at 29 April 2004	—	—	—	30	337	—	367	8.10	2,973
Granted at 7 November 2004	—	—	—	17	—	—	17	4.31	73
Granted at 3 December 2004	—	—	—	—	10	—	10	4.10	41
Granted at 19 March 2005	—	—	—	—	25	—	25	5.36	134
Granted at 22 August 2006	—	250	—	—	67	—	317	2.63	834
Granted at 1 June 2007	—	75	—	15	—	—	90	3.76	339
Granted at 28 May 2008	—	—	—	447	—	—	447	4.05	1,812
Granted at 10 September 2008	—	—	—	—	—	116	116	8.65	1,005
Granted at 6 November 2008	—	—	—	—	75	—	75	3.28	246
Granted at 27 February 2009	—	75	—	—	—	—	75	2.17	162
Granted at 9 March 2009	—	—	—	—	—	301	301	3.32	1,000
Granted at 29 June 2009	8	—	—	454	—	—	462	2.36	1,098
Granted at 24 September 2009	—	—	—	—	—	242	242	4.22	1,023
Granted at 4 November 2009	—	296	50	—	—	—	346	1.98	685

Total		325	127	585	563	116	3,159		12,075

*	Only the part of the warrants that vests after 1 January 2005 is recognised.

The total fair value is to be recognised in the statement of comprehensive income over the vesting period of the warrants. The list below does not include warrants granted to Marstrand Innovation A/S in connection with the purchase of IP rights in 2008.

Recognised in 2004	1,243
Recognised in 2005	2,108
Recognised in 2006	561
Recognised in 2007	591
Recognised in 2008	1,016
Recognised in 2009	1,603
Recognised in 2010	1,351
Recognised in 2011	575

Recognised in the statement of comp. income acc. to IFRS 2 for warrants granted at or before 31 December 2009	9,048

notes

(DKK ‘000)

18. Share capital, warrants and share options – continued

Share options

In ‘000 warrants of DKK 2 each	Number B. of Dir.	No. Exec. B.	No. other exec.	No. other empl.	No. former empl.	No. Total	Issue price per share	Years until expiry

Balance at 1 January 2009	—	—	—	53	—	53	17.70	2.9
Granted at 29 June 2009	—	—	—	57	—	57	5.95	3.5
Exercised	—	—	—	—	—	—	—	—
Reclassified	—	—	—	—	—	—	—	—
Cancelled	—	—	—	—	—	—	—	—

Balance at 31 December 2009	—	—	—	110	—	110

Optjente warrants	—	—	—	—	—	—
Not vested	—	—	—	110	—	110

Which are distributed as follows:

Granted at 28 May 2008	—	—	—	53	—	53	17.70	2.9
Granted at 29 June 2009	—	—	—	57	—	57	5.95	3.5

Balance at 31 December 2009	—	—	—	110	—	110

The fair value of granted share options is calculated using the Black-Scholes formula. The most important calculation variable is the interest rate, which is the interest rate at the time of granting and which is based on government bonds with an equal duration. The volatility of the share has been based on one year of weekly historical data and is calculated at 70% for the latest grant. The duration is set on the basis of the vesting period with an addition of 12 months, however the duration is set to a minimum of 12 months unless the share option expires within the coming 12 months. The share price with regard to the Black-Scholes calculation is the share price on grant date. The price is not subsequently adjusted. Furthermore, it is assumed that Maconomy will not pay out any dividend.

Specifications of fair value recognised according to IFRS 2:

Granted at 28 May 2008	—	—	—	53	—	53	4.05	215

Granted at 29 June 2009				57	—	57	2.36	135

Total	—	—	—	110	—	110		350

The fair value of the share options are to be recognised over the vesting period according to which 25% can be exercised after 1 year, another 25% after 2 years, 25% after 3 years and the final 25% 4 years after the grant. This means that the fair value of the share options will be recognised by 52% in year 1, 27% in year 2, 15% in year 3 and 6% in the 4th year after the grant.

Recognised in 2008	63
Recognised in 2009	141
Recognised in 2010	112
Recognised in 2011	34

Recognised in statement of comprehensive income acc. to IFRS 2 for share options granted on or before 31 December 2009	350

notes

(DKK ‘000)

19. Finance lease liabilities

	2009	2008

Minimum lease payments, finance lease liabilities
No later than 1 year	244	244
Later than 1 year and no later than 5 years	488	733

	732	977
Financing	(83)	(146)

	649	831

Present value of finance lease liabilities
No later than 1 year	198	182
Later than 1 year and no later than 5 years	451	649

	649	831

An interest rate of 8.5% is applied for the recognition of finance leases of property, plant and equipment. The carrying amount of finance lease liabilities is in all material respects the same as the market value.

20. Provision for liabilities

Provision at 1 January	875	850
Additions during the year	—	25
Disposals during the year	—	—
Reversed during the year	—	—

Provision at 31 December	875	875

Provision for liabilities concern restoration costs on vacation of leased property. Certain insecurities concerning the size of the actual amount and the date of maturity exist.

21. Other payables

VAT and payroll related taxes, etc.	10,653	8,314
Holiday payable	12,861	12,487
Wages, salaries and remuneration	14,564	8,510
Other	5,642	2,213

	43,720	31,524

22. Deferred income

This item includes primarily prepaid software and service subscriptions, and income deferred until the fulfillment of all necessary revenue recognition criteria.

notes

(DKK ‘000)

23. Contingent and other liabilities

The Group is involved in ordinary business disputes. Even though the final outcome of these disputes cannot be predicted, Management believes that the outcome of the disputes will not have a significant impact on the Group’s income or financial position.

The Group is committed by various rent and lease contracts in respect of office premises, cars, fixtures and equipment. The amounts in the interminable part of the rent and lease term can be specified as follows:

	2009	2008

2009	—	11,594
2010	11,441	4,132
2011	10,093	1,955
2012	7,594	1,686
2013	5,288	—
2014 and later	1,272	—

	35,688	19,367

In the statement of comprehensive income for 2009 DKK 12,419 tkr. has been recognised regarding lease agreements (2008: DKK 10,807 tkr.). The above-mentioned amounts are minimum lease payments.

An option to extend the largest rent agreements does not deviate from current conditions.

24. Related parties

The Group has no related parties that may exercise controlling influence. Related parties with significant influence on the Group comprise the major shareholders (see Information for Shareholders), subsidiaries (see Group overview), the Board of Directors and the Executive Board.

Maconomy offers assistance to the subsidiaries primarily consisting of software licences, maintenance subscriptions, consulting services, shared expenses and allocation of insurance. Transactions with subsidiaries:

	2009	2008

Software licences and maintenance subscriptions	48,763	48,796
Consulting services	2,181	3,606
HQ costs	9,492	7,749
Global insurance reallocated	457	576

	60,893	60,727

Apart from this and from intergroup transactions eliminated in the Consolidated Financial Statements, no transactions have occurred involving the Board of Directors, the Executive Board, other executives, major shareholders or other related parties.

notes

(DKK ‘000)

25. Auditors’ remuneration

Remuneration to the auditors appointed at the Annual General Meeting:

	2009	2008

Auditors’ remuneration for PricewaterhouseCoopers	1,443	1.357
Other statement assignments with security	33	39
Tax consultancy	45	48
Other services	33	343

	1,554	1.787

26. Financial instruments

Risk management policy

As a consequence of its operations, investments and financing, the Group is exposed to changes in the exchange rates and the level of the interest rates. It is Group risk management policy not to make active speculation in financial risks. The Group’s financial management is only aimed at managing financial risks directly related to the Group’s operations and financing.

Market risks

Currency

The Group’s foreign currency policy is to let subsidiaries operate in their local currency if at all possible. This strategy means that the majority of the Group’s currency risks relate to known or estimated cash flows between foreign subsidiaries and the parent company. The parent company invoices the licences to subsidiaries in their local currency in order to concentrate the Group’s foreign currency risk exposure in the parent company. Assessment and potential hedging of the Group’s foreign currency risk is thus solely handled by the parent company, primarily by entering into foreign currency forward contracts on sale of foreign currencies.

The Group has chosen only to hedge significant transactions in less important currencies. Main currencies are defined as currency areas where Maconomy has set up business operations, these are DKK, USD, GBP, EUR, NOK and SEK. In 2008 and 2009, Maconomy has not hedged any significant transactions in the above-mentioned main currencies.

Group revenue is mainly allocated among the following currencies: DKK, SEK, NOK, GBP, USD and EUR. In recent years, Maconomy has chosen not to hedge currency flows in the above-mentioned main currencies.

In addition to current intercompany accounts, several subsidiaries have taken out loans with the parent company, denominated in the currency of the subsidiary. No hedging is carried out here.

A change of the average currency exchange rates of 10% will mean a loss (at a strengthened DKK in relation to foreign currencies) or gain of DKK 0.1 million in relation to the planned activity. This effect primarily comes from the royalty revenue in Maconomy A/S, which is dependent on the subsidiaries’ revenue from software licences and maintenance contracts that are invoiced in the customer’s local currency.

The Group’s foreign subsidiaries are not affected considerably by currency fluctuations, as both earnings and costs are calculated in the local currencies.

notes

(DKK ‘000)

26. Financial instruments – continued

Interest rate

The Group’s interest rate risk primarily relates to its cash. These generally carry an interest rate corresponding to the short-term money market rates.

No contracts on financial instruments have been entered into with a view to hedging interest rate risks.

At year-end 2009, the Group had bank deposits of DKK 42.6 million (2008: DKK 40.9 million) carrying a variable rate of interest based on the money market rate and an effective interest rate off 0.25 - 0,75%. An interest rate change of 0.5% will mean an earnings impact of approx. DKK 0.2 million (2008: approx. DKK 0.2 million).

Maconomy has no interest-bearing debt.

Capital management

Maconomy’s capital structure is characterised by a high equity interest, which contributes to the peace to work needed for carrying out the 3-year growth plan and ensuring further development of the product.

Maconomy’s solvency calculated as equity in proportion to total equity and liabilities was at 49% at year-end 2009 (2008: 45%).

Cash flow risks

Maconomy’s growth is planned to be exclusively financed by the Group’s cash. In the opinion of Management, these are sufficient to finance the company’s growth plan.

The financial liabilities relate to trade payables and other payables which fall due within one year. At year-end 2009, financial liabilities constitute DKK 52.0 million (2008: 46.6 million) and are measured at an amortised cost price corresponding to the fair value.

Further information is found under Finance lease liabilities in Note 19. Aside from finance lease liabilities, Maconomy has no interest-bearing debts.

Credit risks

Financial assets consist mainly of trade receivables and cash in hand. Trade receivables are primarily with customers in Europe and the US. Group companies currently credit rate customers with considerable outstanding accounts. Losses on provisions for bad debts have historically been limited.

The Group’s credit risks are related to accounts receivable, securities and cash. The maximum credit risk related to securities corresponds to the values included in the Balance sheet. No credit risks related to cash and cash equivalents and securities are estimated as the counterparty constitutes banks etc. with a high credit rating.

No significant risks concerning a single customer or partner are carried by the Group. The Group’s accounts receivable from sales at 31 December 2009 include a total of DKK 90.1 million (in 2008: 75.1), which has been written down to DKK 87.6 million according to an individual assessment (2008: DKK 72.3 million). Write-downs caused by a loss in accounts receivable of DKK 2.5 million (2008: DKK 2.8 million) can generally be explained by the customer’s lack of solvency or willingness to pay. An individual assessment of each customer’s creditworthiness is performed on a current basis.

notes

(DKK ‘000)

26. Financial instruments – continued

	0-30 days	31-60 days	61-90 days	91-120 days	121-180 days	>180 days	Total

2009:
Accrued receivables, impairment losses excluded	76,487	521	2,879	1,170	552	1,024	82,633
Accrued receivables, impairment losses included	3,830	193	712	400	496	1,840	7,471

							90,104
Write-down							(2,480)

Write-down value							87,624

2008:
Accrued receivables, impairment losses excluded	62,311	1,440	2,605	294	569	704	67,923
Accrued receivables, impairment losses included	2,209	196	1,916	84	324	2,453	7,182

							75,105
Write-down							(2,777)

Write-down value							72,328

27. Earnings per share

	2009	2008

Profit for the year	20,056	159

Average number of shares	20,922	20,064
Average diluted impact of outstanding share-based payments	102	513

Average number of diluted shares in circulation	21,024	20,577

Earnings per share (EPS)	1.05	0.01
Diluted earnings per share (EPS-D)	1.13	0.06

A total of 2,435,000 warrants and share options (2008: 1,450,750) are excluded in the calculation of diluted earnings per share. The share-based payments are out-of-the-money, however in the future they may dilute earnings per share.

28. Events after the balance sheet date

No significant events have appeared after the balance sheet date.